Exhibit 17


KNOW ALL PERSONS BY THESE PRESENTS that the undersigned shareholders of Golden Oak(R) Michigan Tax Free Bond Portfolio (the "Portfolio"), a portfolio of Golden Oak(R) Family of Funds (the "Golden Oak(R) Trust"), hereby appoint C. Grant Anderson, M. Cole Dolinger, Catherine C. Ryan, Ann M. Faust, and William Haas or any one of them, true and lawful attorneys, with the power of substitution of each, to vote all shares of the Portfolio which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Special Meeting") to be held on September __, 2004, at 5800 Corporate Drive, Pittsburgh, Pennsylvania, at 2:00 p.m., and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If no choice is indicated as to the item, this proxy will be voted affirmatively on the matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE GOLDEN OAK(R) TRUST. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

Proposal 1.-      To approve or  disapprove a proposed  Agreement  and Plan of
            Reorganization pursuant to which Federated Michigan Intermediate Municipal Trust (the "Fund"), a portfolio of Federated Municipal Securities Income Trust, would acquire all of the assets of Golden Oak(R) Michigan Tax Free Bond (the "Portfolio"), a portfolio of Golden Oak(R) Family of Funds, in exchange for Shares of the Fund to be distributed pro rata by the Portfolio to its Class A
            and  Institutional  shareholders,   in  complete  liquidation  and
            termination of the Portfolio.

                        FOR                     [   ]

                        AGAINST                 [   ]

                        ABSTAIN                 [   ]



                                       YOUR VOTE IS IMPORTANT

                                       Please complete, sign and return

                                       this card as soon as possible.


                                       Dated


                                       Signature



Please sign this proxy exactly as your name appears on the books of the Trust. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.